UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 3, 2014

DRONE AVIATION HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11653 Central Parkway, Jacksonville, FL 32224
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (904)245-1788

9521-B Riverside Parkway, #134, Tulsa, Oklahoma 74137
(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

EXPLANATORY NOTE

Effective April 30, 2014, Drone Aviation Holding Corp., a Nevada corporation, F/K/A Macrosolve, Inc., an Oklahoma corporation (the “Company”) changed its state of incorporation to Nevada from Oklahoma (“Reincorporation”). In connection with the Reincorporation, the Company exchanged each share of common stock issued and outstanding for shares of common stock of the newly formed Nevada entity, which was formed for purposes of the Reincorporation, on a 50.56186 for one basis, with comparable adjustments to outstanding convertible securities of the Company (the ratio, the “Reincorporation Exchange Ratio”). All per share amounts referenced in this report below reflect the Reincorporation Exchange Ratio.

The Share Exchange

On June 3, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Drone Aviation Corp., a Nevada corporation (“Drone”), and the shareholders of Drone.  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on June 3, 2014, the shareholders of all of Drone’s outstanding shares of common stock (the “Drone Shareholders”) transferred all the outstanding shares of common stock of Drone to the Company in exchange for an aggregate of 8,050,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and 36,050,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (“Series D Preferred Stock”). Pursuant to the terms of the Exchange Agreement, certain Drone Shareholders who, as a result of receiving the shares of Common Stock would hold in excess of 3% of the Company’s issued and outstanding Common Stock on a post-closing basis, elected to receive shares of the Company’s Series D Preferred Stock, with such rights, preferences and designations as are set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.  As a result of the Share Exchange, Drone became a wholly-owned subsidiary of the Company.

Pursuant to the Share Exchange:

●	At the closing of the Share Exchange, all of the shares of common stock of Drone outstanding immediately prior to the closing of the Share Exchange were exchanged for the right to receive an aggregate of 8,050,000 shares of Common Stock (the “Share Exchange Common Shares”) and 36,050,000 shares of Series D Preferred Stock. Concurrently, members of the new management of the Company executed Lock-Up Agreements (the “Lockup Agreements”) pursuant to which they agreed to refrain from the sale of any securities of the Company held by them, including the Share Exchange Common Shares and the Series D Preferred Stock, for a period of fifteen (15) months although the Lockup Agreement provides for certain leak out provisions, allowing the holder the right to sell up to 3.5% of the average daily volume of the Common Stock beginning on the thirteen month anniversary of the Lockup Agreement.

●	Upon the closing of the Share Exchange, Michael Haas resigned from all officer positions with the Company but remains a director of the Company. Felicia Hess was appointed Chief Executive Officer and director, Daniyel Erdberg was appointed Chief Operating Officer and Wayne Jackson was appointed Chairman of the Board.

 On June 3, 2014, the Company sold an aggregate of 2,700,000 units (the “Units”) in a private placement (the “Private Placement”) of its securities to certain investors (the “Investors”) at a purchase price of $0.50 per Unit pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate purchase price of $1,350,000. Each Unit consists of (i) one share of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), each of which is convertible into one (1) share of Common Stock, with such rights and designations as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, attached as an exhibit to this Current Report (the “Series E Certificate of Designation”); and (ii) a three year warrant, attached as an exhibit to this Current Report (the “Warrant”), to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price of $1.00 per Warrant Share.

The Units sold in the Private Placement, as well as the conversion ratio of the Series  E Preferred Stock and the exercise price of the Warrants, are subject to a “Most Favored Nations” provision for a period of 24 months from the closing of the Private Placement in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.50 per share, subject to certain customary exceptions.   Each share of the Series E Preferred Stock is convertible into one (1) share of Common Stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 3.33% (provided that certain investors elected to block their beneficial ownership at 4.99%), in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series E Preferred Stock (the “Beneficial Ownership Limitation”).  Each share of the Series E Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock such share is convertible into at such time, but not in excess of the Beneficial Ownership Limitation.  Each Warrant is exercisable for one share of Common Stock at an exercise price of $1.00 per share.  The Warrant may be exercised on a cashless basis. The Company is prohibited from effecting the exercise of a Warrant to the extent that, as a result of such exercise, the holder would beneficially own more than 3.33%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the Warrant, which limitation may be increased to 4.99% upon not less than 61 days’ prior notice to the Company.

Giving effect to (i) the closing of the Share Exchange and (ii) the closing of the Private Placement, there were approximately 11,970,709 shares of Common Stock issued and outstanding, 36,050,000 shares of Series D Preferred Stock outstanding and 2,700,000 shares of Series E Preferred Stock outstanding.

The Share Exchange Common Shares and the Series D Preferred Stock, were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series E Preferred Stock and the Warrants issued to investors in the Private Placement were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.  Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Changes to the Board of Directors and Executive Officers.  On June 3, 2014, effective upon the closing of the Share Exchange, Michael Haas resigned as interim President of the Company (but remains a director) and Felicia Hess was appointed Chief Executive Officer and director, Daniyel Erdberg was appointed Chief Operating Officer and Wayne Jackson was appointed as Chairman of the Board of Directors.

Felicia Hess, 47, was appointed our Chief Executive Officer and one of our directors upon the closing of the Share Exchange.  Ms. Hess served as a director of World Surveillance Group Inc., a developer of lighter-than-air aerostats and unmanned aerial systems, from March 2013 through May 2014. In addition, Ms. Hess was the President and a Director of Lighter Than Air Systems Corp., a wholly owned subsidiary of World Surveillance Group Inc. (“WSGI”), specializing in advanced custom designed intelligence, reconnaissance and surveillance (“ISR”) solutions from March 2013 to May 2014 when Drone acquired LTAS and Ms. Hess remained the President of LTAS following such acquisition. Ms. Hess was the President of LTAS since its inception in September 2009. From 2007-2009, Ms. Hess served as Director of Marketing and Business Development for Aerial Products Corp., an aerial surveillance solutions provider. Prior to that Ms. Hess served as Vice President in financial services marketing and membership services at Cendant Corp., where she integrated financial software to further web site development and customer acquisition for some of the nation’s largest financial institutions.  Ms. Hess was chosen as a director of the Company based on her knowledge of the LTAS operations.

Daniyel Erdberg, 36, was appointed our Chief Operating Officer upon the closing of the Share Exchange. Mr. Erdberg served as Director of Business Development at WSGI, a developer of lighter-than-air aerostats and unmanned aerial systems, from November 2011 through May 2014 where he worked with LTAS, a wholly owned subsidiary of WSGI, specializing in advanced custom designed IRS solutions.  Mr. Erdberg successfully worked with LTAS's aerial surveillance solutions for various government and commercial customers. Over the past 13 years, Mr. Erdberg has been involved in operations of companies involved in various sectors of technology including software development, telecommunications, wireless networking and unmanned aerial systems. Mr. Erdberg graduated from Florida International University with a Bachelors of Administration in International Business.

Wayne Jackson, 85, was appointed our Chairman of the Board of Directors upon closing of the Share Exchange. General Jackson has served as a Director of World Surveillance Group Inc., a developer of lighter-than-air aerostats and unmanned aerial systems since April 2009, and is a member of its Audit and Compensation Committees and the Chairman of its Compensation Committee. Major General Jackson had a 37-year career with the United States Army, Air Force and Navy, retiring from active duty in 1984. During his military career, General Jackson served in various overseas theaters of operations and in a variety of assignments. He commanded Aviation, Civil Affairs, Infantry, Military Intelligence, Signal Corps and Special Forces units, as well as holding two General Office Commands and a position as the Director of Counterintelligence and Security, Headquarters Department of the Army. In addition, General Jackson also served as Chief, Division of Probation Administrative Office of the United States Court, Washington, D.C. General Jackson has been awarded the Parachute Badge, the Expert Infantry Badge and the Master Aviator Badge. His decorations include the Distinguished Service Medal, the Meritorious Service Medal, the Army Commendation Medal and several other military awards and decorations.

General Jackson has remained an active member of the defense and intelligence communities and contributes extensive military industry experience relevant to the needs and requirements for the Company’s products by the Company’s primary initial target customer. For these reasons, we believe General Jackson has the requisite set of skills and experience to serve as a valuable member of our board of directors.

None of Ms. Hess, Mr. Erdberg or General Jackson has any family relationship with any of the other executive officers or directors of the Company. There are no arrangements or understandings between Ms. Hess, Mr. Erdberg or General Jackson and any other person pursuant to which such individual was appointed as an officer and/or director of the Company.

Felicia Hess Employment Agreement.  On June 3, 2014, we entered into an employment agreement with Felicia Hess (the “Hess Employment Agreement”), whereby Ms. Hess agreed to serve as our Chief Executive Officer and director for a period of one (1) year, subject to renewal, in consideration for an annual salary of $150,000.  Additionally, Ms. Hess shall be entitled to a starting bonus equal to $25,000 and iseligible for an annual cash bonus in an amount equal to up to one hundred percent (100%) of her then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Ms. Hess shall also be eligible for grants of awards under stock option or other equity incentive plans of the Company as the Company’s Compensation Committee or, in the absence thereof, the Company’s Board of Directors may from time to time determine and shall be entitled to participate in all benefits plans the Company provides to its senior executives.  The Company shall reimburse Ms. Hess for all reasonable expenses incurred in the course of her employment.  In the event Ms. Hess’ employment is terminated without Cause or by Ms. Hess with Good Reason (as such terms are defined in the Hess Employment Agreement), Ms. Hess shall be entitled to receive severance benefits equal to six months of her then-current base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of her pro-rated earned annual bonus. Additionally, the Company has agreed to execute and deliver in favor of Ms. Hess an indemnification agreement and to maintain directors’ and officers’ insurance in an amount of not less than five million dollars ($5,000,000) during her term of employment. Ms. Hess has also agreed to a one (1) year non-competition and non-solicitation provision.

Daniyel Erdberg Employment Agreement.  On June 3, 2014, we entered into an employment agreement with Daniyel Erdberg (the “Erdberg Employment Agreement”), whereby Mr. Erdberg agreed to serve as our Chief Operating Officer for a period of one (1) year, subject to renewal, in consideration for an annual salary of $140,000.  Additionally, Mr. Erdberg shall be entitled to a starting bonus equal to $24,000 and is eligible for an annual cash bonus in an amount equal to up to one hundred percent (100%) of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Mr. Erdberg shall also be eligible for grants of awards under stock option or other equity incentive plans of the Company as the Compensation Committee or, in the absence thereof, the Company’ Board of Directors, may from time to time determine and shall be entitled to participate in all benefits plans the Company provides to its executives. The Company shall reimburse Mr.Erdberg for all reasonable expenses incurred in the course of his employment. In the event Mr. Erdberg’s employment is terminated without Cause or by Mr. Erdberg with Good Reason (as such terms are defined in the Erdberg Employment Agreement), Mr. Erdberg shall be entitled to receive severance benefits equal to six months of his then-current base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of his pro-rated earned annual bonus. Additionally, the Company has agreed to execute and deliver in favor of Mr. Erdberg an indemnification agreement and to maintain directors’ and officers’ insurance in an amount of not less than five million dollars ($5,000,000) during his term of employment. Mr. Erdberg has also agreed to a one (1) year non-competition and non-solicitation provision.

Changes to the Business.   Following the closing of the Share Exchange, through our wholly owned subsidiary, Drone, we entered into the business of design, development, marketing and sale of lighter-than-air (“LTA”) advanced aerostats and land-based ISR solutions and tethered drones. Following the Share Exchange, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

The foregoing description of the Share Exchange, the Lockup Agreements, the Private Placement, the Series D Preferred Stock, the Series E Preferred Stock, the Warrants, the Subscription Agreements, the Employment Agreements, and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, Form of Lockup Agreement, Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, Certificate of Designations of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, the Warrant, the Form of Subscription Agreement, the Hess Employment Agreement and the Erdberg Employment Agreement, which are filed as Exhibits hereto, and which are incorporated herein by reference.

Corporate Structure

Our current corporate structure is set forth below:
 Description of Drone’s Business

In this Current Report, unless the context provides otherwise, the terms “the Company,” “we,” “us,” and “our” refer to Drone Aviation Holding Corp. and its wholly-owned subsidiaries.

Corporate Overview

Drone was incorporated in the state of Nevada on March 31, 2014.  On May 5, 2014, Drone entered into a share exchange agreement with Lighter Than Air Systems Corp. (“LTAS”) and World Surveillance Group Inc. (“WSGI”), the sole shareholder of LTAS, pursuant to which WSGI transferred all of the issued and outstanding common stock of LTAS to Drone in consideration for capital of Drone and LTAS became a wholly owned subsidiary of Drone. Through LTAS, Drone provides aerial and land-based surveillance and communications solutions to government and commercial customers. LTAS systems are designed and developed in-house utilizing proprietary technologies and processes that result in compact, rapidly deployable aerostat solutions and mast-based systems.

Business of Drone

Drone, through its wholly owned subsidiary, LTAS, is focused on the development of a series of tethered aerostats known as the Blimp in a Box™ (“BiB”) system, the Winch Aerostat Small Platform (“WASP”) and certain other tethered drone based products. The BiB system is a lighter-than-air, compact aerostat platform either self-contained on a trailer that can be towed by an MATV or MRAP or other standard vehicle, or it can operate from the bed of a pickup truck. It is designed to provide semi-persistent, mobile, real-time day/night high definition footage for intelligence, surveillance and reconnaissance (“ISR”), detection of improvised explosive devices (“IEDs”), border security and other governmental and civilian uses. The WASP, is a mobile, tactical-sized aerostat capable of carrying a variety of payloads in support of military operations. Both the BiB and the WASP can also be utilized for disaster response missions, by supporting two-way and cellular communications, and act as a repeater or provide wireless networking.

The BiB and WASP systems have a tethered envelope filled with helium gas, either a stabilized ISR payload or communications payload, portable ground control station and a datalink between the ground station and the envelope. Hovering at up to 2,000 ft. above the ground, the systems provide surveillance and communications capabilities with relatively low acquisition and maintenance costs.  The systems require an operational crew of a minimum of two personnel, relatively simple maintenance procedures and a quick retrieval and helium top-off for re-inflation.

LTAS systems were used to support a sole source contract from the United States Department of Defense (“DoD”) for a set of BiB aerostat systems. The contract award included on-location support for technical fact gathering, installation and training for the BiB systems. The BiB systems were delivered to Fort Polk, LA in April and May 2013 and testing of the aerostat system and also multiple training sessions for soldiers on the base in preparation for future military exercises was performed at that time. Formal DoD acceptance of the BiB systems was issued following completion of the testing, training and an inventory accounting.

In other contracts:

•
LTAS has provided seven critical aerostat launcher electric main winches and spare components to support the Small Tactical Multi-Payload Aerostat System (STMPAS) for the U.S. Army Rapid Equipping Force (REF). The LTAS custom designed, engineered and manufactured winch systems were requested by Georgia Tech Research Institute working with the REF in support of STMPAS. STMPAS, although larger than the BiB, is a tactical aerostat system designed to provide ISR capability for small tactical units in Afghanistan and other locations.

•
LTAS also provided two WASP systems and six aerostats to BAE Systems to support the U.S. Army Space and Missile Defense Command (SMDC). The LTAS self-contained, compact, trailer-mounted aerostat launcher system and aerostats have been delivered and are undergoing testing and evaluation for various mission profiles to support and enhance critical communications for the Army.

•
Five custom aerostat systems and subcomponents were provided by LTAS to support the REF. The aerostat systems and related components were delivered directly into active overseas operations to support U.S. military troops. The LTAS aerostat systems requested by the REF were custom-designed and engineered, and were manufactured to provide capabilities for specific mission requirements. The systems include aerostats, winches, tank racks and related support equipment.

•
LTAS has received an order for a BiB 100 aerostat system for use by a State Department of Transportation. Subsequent to the initial BiB 100 aerostat system order, the customer purchased additional surveillance related equipment. The BiB 100 was delivered to the customer during the second quarter of 2014, after which onsite training and test operations commenced.  Unlike a free flying drone or other unmanned aerial vehicle, the highly mobile BiB 100 aerostat system utilizes a high strength, power tether line to remain connected to an integrated trailer where secure communications are transmitted. The system is designed to provide incident awareness and assessment ("IAA") and can be used to monitor illegal activity, identify and monitor traffic patterns, or provide disaster response in a secure manner without the risk of being intercepted or jammed.

LTAS WASP aerostat systems successfully participated in the U.S. Army's Network Integration Experiment (NIE) 14.1 at the U.S. Army White Sands Missile Range in New Mexico during October and November 2013. The two complete, turn-key trailer-mounted aerostat launcher systems previously delivered to SMDC enable persistent, on-demand, beyond-line-of-sight communications in support of ground forces maneuvers. The NIE is a series of semi-annual, soldier-led evaluations designed to further integrate, mature and rapidly progress the Army's tactical communications network. NIE serves as a principal driver of change in the Army -- such in-field evaluation and integration events drive requirements, field recommendations and procurement.

WASP Systems provided by LTAS to the SMDC/Army Forces Strategic Command participated in the U.S. Army's NIE 14.2 which took place at Fort Bliss, TX and White Sands Missile Range, NM during April and May 2014. The two WASPs returned to NIE 14.2 as a “Baseline System” following their successful mission at NIE 14.1 where they were a “System Under Evaluation,” the difference being that the WASP system was used to test other new systems. The WASP is a mobile, tactical-sized aerostat capable of carrying a variety of payloads in support of military operations helping troops in the field have a tactical edge while communicating over greater distances. The WASP leverages aerostat technology to elevate network payloads to an advantaged height to enable persistent network connectivity while reducing risk to units conducting missions. The NIE 14.2 exercises were intended to evaluate joint force network capabilities; improve unified land operations with communications nodes based on aircraft and unmanned aerial vehicles (UAVs); integrate networking technologies into the armored brigade combat team; develop ways to deliver, collect and process integrated, multi-source intelligence to front-line warfighters; and make field command posts more mobile and efficient. The NIE 14.2 exercises also will involve beyond-line-of-sight communications; expeditionary signal brigade tropospheric scatter communications; network intrusion prevention; cellular communications; electromagnetic spectrum operation; condition based maintenance; and operational energy solutions.

LTAS also focuses on a product range of telescoping masts as a cost-effective means for elevating a camera, radar or antenna array. LTAS model masts are available for heights from 20 feet to over 100 feet (10 stories) and head-load ratings from 15 pounds to 120 pounds. LTAS mast packages and systems are engineered for specific applications that support mobile border patrol, perimeter security, crowd management, emergency incident response, situational awareness, pipeline security, communications relay, repeater and primary antenna array, check points, and port security.

The LTAS tethered drone product line currently under development, are electrically powered drones connected to a ground based launcher via a safe and secure tether line. The concept of the tethered drone system is built on the strength of our years of developing tethered solutions for our aerostat products and combining that with the advantages of single and multi-rotor copters. The end result is a robust capability designed to be used in almost all weather environments and controlled with the push of a button. The LTAS tethered copters are being designed to take off, hover and land via remote control while being connected by a unique tether technology where all data, controls and endurance are built into the tether. The same components and systems that our military customers rely on in our launcher systems are being incorporated into the self-contained LTAS copter system in order to produce a heavier-than-air, tethered product offering. The LTAS tethered drones are designed to take off from the launcher and hover to an operational altitude of up to 1000ft. The tethered system is designed to then follow the vehicle that is towing the self-contained launcher which is mounted on a standard military specification trailer. The tethered drones are designed to be able to autonomously detect when to follow the tether or simply hover when the vehicle is parked. With the push of a button, the system is designed to be able to land and be placed back in the launcher for reuse all within FAA guidelines while combining extended durations of up to 18 hours.

Market

We believe a large and increasing market exists for aerostats like the BiB and WASP, which are smaller and more mobile than many of the large tethered aerostats on the market currently and which are specifically designed for quick deployment, maneuverability and superior weather handling. The BiB and WASP in their deflated, crated form can be transported in standard sized military or commercial vehicles and can be quickly inflated and launched to the mission applicable altitude by two operators within minutes where they can either remain stationary or be towed for mobile operations. The systems can be outfitted with various payloads depending on the application or mission. Finally the systems can be deflated by the same small crew within minutes and either left inflated for near-term redeployment without the need for any further helium or repackaged in their crate for longer-term redeployment. We believe the capabilities of the BiB and WASP system including their relatively low cost, ability to be prepackaged and integrated into a standard vehicle for easy transport to remote locations, the ability to deploy the system within minutes by a small crew without large infrastructure or resources, its ability to hover providing a semi-persistent security capability or their mobile capabilities providing situational awareness to on-the-move forces, and their extremely durable body that is able to handle adverse weather more effectively make the systems advantageous for use in a wide variety of military, quasi-military and civilian applications.

The market for our LTA aerostats and tethered drones has grown significantly over the last several years, especially following the number of terrorist attacks here and abroad, due to the demands associated with the current global threat environment.  Aerostats and free flying drones proved very valuable in the Iraq and Afghanistan wars and thus are expected to be an increasing military priority in the coming years as they are able to provide lower cost and safer ISR and communications. The military has transformed into a smaller, more agile fighting force in need of a network of technologies to provide improved observation, communication and precision targeting of combat troop locations, which are often embedded in dense population centers or dispersed in remote locations.  Our products are intended to provide critical observation and communications capabilities serving the increased demand for ISR and communications, including real-time tactical reconnaissance, tracking, combat assessment and geographic data, while reducing the risks to our troops in theatre.  The ability to observe adversaries on a continuous basis in all manner of locations with high-resolution cameras, sensors and other electronic equipment and enhance communication among our troops remain critical needs for our military.  Finally, in a highly constrained fiscal environment, the typically lower acquisition and use/maintenance costs of LTA aerostats and tethered drones make them more appealing when compared to their heavier than air manned or larger LTA unmanned system alternatives.

The markets for LTAS systems on a stand-alone basis and/or combined with other payloads relates to the following applications, among others:

Government:

●	International, Federal, state and local governments as well as US and foreign government agencies, including DoD, DEA, Homeland Security, Customs and Border Patrol, EPA, State Department, FEMA, Transportation, Penitentiary, Police;
●	Military;
●	Intelligence, reconnaissance and surveillance;
●	Border security monitoring;
●	Drug enforcement;
●	Monitoring environmental pollution and sampling air emissions; and
●	Traffic monitoring.

Commercial Applications:

●	Mobile communications system;
●	ISR platform;
●	Agriculture monitoring
●	Security for large events
●	Natural disaster instant infrastructure;
●	Oil pipeline monitoring and exploration; and
●	Atmospheric and climate research.

LTAS’s mast business is focused on producing unique mast-based surveillance systems that offer increased capability at a low industry cost.  The potential markets for LTAS’s mast products include mobile border patrol, perimeter security, crowd management, emergency incident response situational awareness, communications relay, repeater and primary antenna array, check points, and port security.  LTAS currently has various customers utilizing its mast products in both the government and commercial markets.

Competition

We believe that the principal competitive factors in the markets for the LTAS aerostat systems include product performance, features, acquisition cost, lifetime operating cost, including maintenance and support, ease of use, integration with existing equipment, size, mobility, quality, reliability, customer support, brand and reputation.
We believe the current market competitors to the BiB and WASP aerostat systems include a large number of not only small “mom and pop” tethered aerostat and balloon companies but large defense contractors, among them: TCOM, Raytheon, Lockheed Martin, ISL, Compass Systems, Raven Aerostar and American Blimp Corporation.  We believe there are numerous competitors for LTAS mast systems including Netvision and Wanco.

Many of LTAS’s competitors have received considerable funding from government or government-related sources to develop and build LTA aerostats.  Most of these organizations and many of LTAS’s other competitors have greater financial, technical, manufacturing, marketing and sales resources and capabilities than we do. We anticipate increasing competition as a result of defense industry consolidation, which has enabled companies to enhance their competitive position and ability to compete against us.  In addition, other companies may introduce competing aerostats or solutions based on alternative technologies that may adversely affect the competitive position of LTAS.  As a result, LTAS’s products may become less or non-competitive or obsolete.

Technology, Research and Development

The development, commercialization and construction of the BiB and WASP aerostat systems, masts and tethered drone program are done in-house.

The research and development efforts of LTAS are largely focused on the tethered drone systems and aerostat systems.  LTAS has developed a “non-military spec” BiB system for use in more commercial or governmental applications not requiring the level of durability and ruggedness of the current militarized model and LTAS continues to work on different models with different payloads for various applications.

The LTAS tethered drones are currently under development and can be integrated with any of our aerostat systems as well as our mast systems. The concept of the tethered drone systems is built on the strength of our years of developing tethered solutions for our aerostat products and combining that with the advantages of single and multi-rotor copters. The end result is a robust capability designed to be used in almost all weather environments and controlled with the push of a button. The LTAS tethered drones are being designed to take off, hover and land via remote control while being connected by a unique tether technology where all data, controls and endurance are built into the tether. The same components and systems that LTAS’s military customers rely on in its launcher systems are being incorporated into the self-contained LTAS copter system in order to produce a unique heavier-than-air, tethered product offering.

Partners

LTAS has several agreements with partners to assist it with the marketing and sales of various products, as it currently has limited in-house sales capabilities. LTAS has several distributors both here and abroad for its products as well.

Intellectual Property

LTAS’s success and ability to compete depends in part on its ability to develop and maintain its intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. As the development of the tethered drone and aerostat systems continues, it is expected that LTAS will rely on patents, trade secrets, copyrights, trademarks, non-disclosure agreements and other contractual provisions. Trademark registration on the name Blimp in a Box has also been filed and issued.  In certain cases, when appropriate, LTAS opts to protect its intellectual property through trade secrets as opposed to filing for patent protection in order to preserve confidentiality.  All of LTAS employees are subject to non-disclosure agreements and other contractual provisions to establish and maintain its proprietary rights.

Dependence on a Few Customers and Regulatory Matters

We anticipate that the majority of LTAS’s revenue at least in the foreseeable future will come from U.S. government and government-related entities, including both the DoD and other departments and agencies.  Government programs that LTAS may seek to participate in must compete with other programs for consideration during Congress’s budget and appropriations hearings, and may be affected by changes not only in political power and appointments but also general economic conditions and other factors beyond its control.  Reductions, extensions or terminations in a program that LTAS is seeking to participate in or overall defense spending could adversely affect its ability to generate revenues and realize any profits.  We cannot predict whether potential changes in security, defense and intelligence priorities will afford opportunities for LTAS’s business in terms of research and development or product contracts, but any reduction in government spending on such programs could negatively impact its ability to generate revenues.

LTAS has registered as a contractor with the U.S. Government and is required to comply with and will be affected by laws and regulations relating to the award, administration and performance of U.S. contracts.  Government contract laws and regulations affect how LTAS will do business with customers, and in some instances, will impose added costs on its business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.

Since LTAS systems are tethered to the ground they comply with regulations enforced by the FAA, which currently does not allow any untethered flights by free flying UAS in commercial airspace in the U.S. without prior FAA clearance certifications or an FAA Certificate of Waiver or Authorization (COA) that are difficult and time-consuming to obtain.

International sales of our products may also be subject to U.S. laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, ITAR and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   This may limit our ability to sell our products abroad and the failure to comply with any of these regulations could adversely affect its ability to conduct business and generate revenues as well as increasing its operating costs.  Our products may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission that regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components is inferior or unacceptable.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Drone

Product development is a long, expensive and uncertain process.

The development of LTA aerostats, tethered drones and mast-based ISR systems is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment.  We continue to make significant investments in research and development relating to our aerostats, mast-based ISR systems, and tethered powered drones.  Investments in new technology and processes are inherently speculative. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Although we have sold our BiB and WASP aerostat systems and various other aerostat and mast-based ISR systems and components, our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities.  Upon demonstration, our aerostats, tethered drones and mast-based ISR systems may not have the capabilities they were designed to have or that we believed they would have.  Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products.  Significant revenue from new product investments may not be achieved for a number of years, if at all.

Our potential customers are likely to be government or government-related entities that are subject to appropriations by Congress and reduced funding for defense procurement and research and development programs would likely adversely impact our ability to generate revenues.

We anticipate that the majority of our revenue (for our aerostats and tethered drone sales) at least in the foreseeable future will come from U.S. government and government-related entities, including both the DoD and other departments and agencies.  Government programs that we may seek to participate in and contracts for aerostats or tethered drones must compete with other programs for consideration during Congress’ budget and appropriations hearings, and may be affected by changes not only in political power and appointments but also general economic conditions and other factors beyond our control.  Reductions, extensions or terminations in a program that we are seeking to participate in or overall defense or other spending could adversely affect our ability to generate revenues and realize any profits.  We cannot predict whether potential changes in security, defense, communications and intelligence priorities will afford opportunities for our business in terms of research and development or product contracts, but any reduction in government spending on such programs could negatively impact our ability to generate revenues.

Some of our products may be subject to governmental regulations.

International sales of our products may be subject to U.S. laws, regulations and policies like the International Traffic in Arms Regulations (ITAR) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   If we are not allowed to export our products or the clearance process is burdensome, our ability to generate revenue would be adversely affected.  The failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.

We compete with companies that have significantly more resources than us and already have received government contracts for the development of aerostats and tethered drones.

A number of our competitors have received considerable funding from government or government-related sources to develop various aerostats and tethered drones.  Most of these organizations and many of our other competitors have greater financial, technical, manufacturing, marketing and sales resources and capabilities than we do.  Our products will compete not only with other tethered aerostats, but also with heavier-than-air fixed wing aircraft, manned aircraft, communications satellites and balloons.  We anticipate increasing competition as a result of defense industry consolidation, which has enabled companies to enhance their competitive position and ability to compete against us.  In addition, other companies may introduce competing aerostats or solutions based on alternative technologies that may adversely affect our competitive position.  As a result, our products may become less or non-competitive or obsolete.  If we are not able to compete successfully against our current and future competitors, we may fail to generate revenues and our financial condition would be adversely affected.

We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider potential strategic transactions, which could involve acquisitions or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products, (ii) additional demands on our resources, systems, procedures and controls, (iii) disruption of our ongoing business, and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of our company. Any such activity may not be successful in generating revenue, income or other returns to us, and the resources committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability: (i) to take advantage of growth opportunities for our business or for our products, or (ii) to address risks associated with acquisitions or investments in businesses, may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings.   These future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses, with our existing products and operations or combine personnel and cultures.  Failure to do so could deprive us of the intended benefits of those acquisitions.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property is or can be patented. We rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.  We have little protection when we must rely on trade secrets and nondisclosure agreements.   Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues.  Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products.  Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe our product technologies infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us.  It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties.  If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products.  In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities.  If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

•
Designing and developing products using advanced and unproven technologies and aerostats and tethered drones in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

•	Designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage.  Certain products may raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues.  Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others.  We are not able to maintain insurance to protect against all operational risks and uncertainties.   Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results.  Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products.  To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees.  The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business.  We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

Economic conditions in the U.S. and worldwide could adversely affect our revenues.

Our revenues and operating results depend on the overall demand for our technologies and services. If the U.S. and worldwide economies continue to weaken, either alone or in tandem with other factors beyond our control (including war, political unrest, shifts in market demand for our services, actions by competitors, etc.), we may not be able to maintain or expand the growth of our revenue.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated by reference herein.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Rule 506 thereunder, thereof, as a transaction by an issuer not involving a public offering.

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 and 3.02 is incorporated by reference herein.

On June 3, 2014, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock authorizing the issuance of up to 36,0505,000 shares of Series D Preferred Stock and a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock authorizing the issuance of up to 2,700,000 shares of Series E Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation of Series D Preferred Stock filed with the Nevada Secretary of State on June 3, 2014.
3.2	Certificate of Designation of Series E Preferred Stock filed with the Nevada Secretary of State on June 3, 2014.
10.1	Share Exchange Agreement
10.2	Employment Agreement dated June 3, 2014 between the Company and Felicia Hess
10.3	Employment Agreement dated June 3, 2014 between the Company and Daniyel Erdberg
10.4	Form of Indemnification Agreement
10.5	Form of Lockup Agreement
10.6	Form of Subscription Agreement
10.7	Form of Warrant
10.8	Sublease Agreement dated April 28, 2014, by and between Aerial Products Corp. and LTAS
10.9	Independent Contractor Agreement dated July 29, 2013, by and among US Technik, Inc., LTAS and World Surveillance Group Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: June 5, 2014	By:	/s/ Felicia Hess
Felicia Hess
Chief Executive Officer